Exhibit 31.1

CERTIFICATION PURSUANT TO SARBANES-OXLEY SECTION 302

I, Francis E. O’Donnell, Jr., certify that:

1. I have reviewed the Quarterly Report on Form 10-QSB for the period ended September 30, 2004 of BioDelivery Sciences International, Inc;

2. Based on my knowledge, such quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by such quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in such quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in such quarterly report;

4. The small business issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

(a)	Designed such disclosure controls and procedures or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the small business issuer including its consolidated subsidiaries, is made known to us by others within these entities, particularly during the period in which such report is being prepared;

(b)	Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in such report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by such quarterly report based on such evaluation; and

(c)	Disclosed in such report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5. The small business issuer’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions);

(a)	All significant deficiencies in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial data information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal controls over financial reporting.

Date: November 12, 2004

/s/ FRANCIS E. O’DONNELL, JR.
Francis E. O’Donnell, Jr.
President and Chief Executive Officer